                                 EXHIBIT 10.32

                              SECOND AMENDMENT TO
                     AMENDED AND RESTATED CREDIT AGREEMENT


     THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment"), dated as of December 20, 1996, is made by and among RALCORP HOLDINGS, INC., a Missouri corporation (the "Borrower"), THE PERSONS IDENTIFIED AS A "LENDER" ON THE SIGNATURE PAGES HERETO (the "Lenders") and NATIONSBANK, N.A., as agent for the Lenders (in such capacity, the "Agent").

                              W I T N E S S E T H:

     WHEREAS, pursuant to the Amended and Restated Credit Agreement, dated as of March 12, 1996, as amended or waived from time to time thereafter (as previously amended or waived, the "Credit Agreement"), among the Borrower, the Lenders and the Agent, the Lenders have made available a $135,000,000 5-year revolving credit facility to the Borrower; and

     WHEREAS, the parties hereto have agreed to enter into this Amendment in order to evidence certain agreements of the parties with respect to the Credit Agreement as set forth herein;

     NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereby agree as follows:


                                     PART I
                                  DEFINITIONS

     SUBPART 1.1. Certain Definitions. Unless otherwise defined herein or the context otherwise requires, the following term used in this Amendment has the following meaning:

     "Effective Date" is defined in Subpart 3.1.

     SUBPART 1.2. Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.


                                    PART II
                                CREDIT AGREEMENT

     Effective on (and subject to the occurrence of) the Effective Date, the parties hereto hereby agree as follows with respect to the Credit Agreement:




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     SUBPART 2.1.  Amendments to Section 1.01.

     (a) The following definitions in Section 1.01 of the Credit Agreement are amended in their entireties to read as follows:

           "Applicable Margin" shall mean, for purposes of calculating the applicable interest rate for any day for any Eurodollar Loan, the applicable rate of the Unused Fee for any day for purposes of Section 2.05(a) or the applicable rate of the Letter of Credit Fee for any day for purposes of Section 2.05(d)(i), the appropriate applicable margin corresponding to the ratio described below in effect as of the most recent Calculation Date:


                                      Applicable          Applicable       Applicable Margin
Pricing     Consolidated Debt         Margin for          Margin for              for
 Level        Coverage Ratio       Eurodollar Loans  Letter of Credit Fee     Unused Fee
-------  ------------------------  ----------------  --------------------  -----------------
   V     Greater than 3.25 to 1.0      87.5 bps            87.5 bps            27.5 bps

  IV     Equal to or less than         60.0 bps            60.0 bps            22.5 bps
         3.25 to 1.0 but greater
         than 2.75 to 1.0

  III    Equal to or less than         45.0 bps            45.0 bps            17.5 bps
         2.75 to 1.0 but greater
         than 2.25 to 1.0

  II     Equal to or less than         40.0 bps            40.0 bps            15.0 bps
         2.25 to 1.0 but greater
         than 1.75 to 1.0

   I     Equal to or less than         35.0 bps            35.0 bps            12.5 bps
         1.75 to 1.0

      The Applicable Margin as of December 20, 1996 and continuing until the Calculation Date occurring on March 31, 1997 is (i) 87.5 bps for Eurodollar Loans, (ii) 87.5 bps for the Letter of Credit Fee and (iii)
      27.5 bps for the Unused Fee. Thereafter, determination of the appropriate Applicable Margins based on the Consolidated Debt Coverage Ratio shall be made as of each Calculation Date. The Consolidated Debt Coverage Ratio in effect as of any Calculation Date shall establish the Applicable Margins that shall be effective as of the date designated by the Agent as the Applicable Margin Change Date. The Agent shall determine the Applicable Margins as of each Calculation Date and shall promptly notify the Borrower and the Lenders of the Applicable Margins so determined and of the Applicable Margin Change Date. Such determinations by the Agent of the Applicable Margins shall be conclusive absent manifest error.

           "Commitment" shall mean, (i) with respect to each Lender, the commitment of such Lender (A) to make Revolving Loans in an aggregate principal amount at any time outstanding of up to such Lender's Commitment Percentage multiplied by the Revolving Committed Amount (as such Revolving Committed Amount may be reduced or increased from time to time pursuant to Section 2.04), (B) to purchase participation interests in the Swingline Loans in accordance with the provisions of Section 2.03(b)(iii) and (C) to purchase participation interests in the Letters of Credit in accordance with the provisions




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      of Section 2.06(c), (ii) with respect to the Swingline Lender, the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding of up to the Swingline Committed Amount and (iii) with respect to the Issuing Lender, the commitment of the Issuing Lender to issue Letters of Credit in an aggregate face amount at any time outstanding (together with the amounts of any unreimbursed drawings thereon) of up to the LOC Committed Amount.

           "Credit Documents" shall mean (i) this Agreement, (ii) the LOC Documents and (iii) all other related agreements and documents issued or delivered under this Agreement or pursuant hereto.

           "Required Lenders" shall mean, at any time, Lenders which are then in compliance with their obligations hereunder (as determined by the Agent) and holding in the aggregate at least 51% of (i) the Commitments of all Lenders to make Revolving Loans (including any participation interests in any Swingline Loans or any Letters of Credit) or (ii) if the Commitments have been terminated, the outstanding Loans (including the participation interests of the Issuing Lender in any Letters of Credit).

           "Unused Revolving Committed Amount" shall mean, for any period, (i) at all times prior to the first to occur of a Commitment Increase Event and the Ralston Resorts Disposition, the amount by which (A) the sum of
      (1) the then applicable Revolving Committed Amount plus (2) $140,000,000 exceeds (B) the daily average sum for such period of (1) the outstanding aggregate principal amount of all Loans other than Swingline Loans and Competitive Loans plus (2) 50% of the outstanding aggregate principal amount of all Swingline Loans plus (3) the outstanding aggregate principal amount of all LOC Obligations and (ii) at all times thereafter, the amount by which (A) the then applicable Revolving Committed Amount exceeds (B) the daily average sum for such period of (1) the outstanding aggregate principal amount of all Loans other than Swingline Loans and Competitive Loans plus (2) 50% of the outstanding aggregate principal amount of all Swingline Loans plus (3) the outstanding aggregate principal amount of all LOC Obligations.

     (b) Section 1.01 of the Credit Agreement is amended to include the following definitions in their proper alphabetical order:

           "Issuing Lender" shall mean NationsBank.

           "Issuing Lender Fee" shall have the meaning assigned to such term in
      Section 2.05(d)(ii).

           "Letter of Credit" shall mean any letter of credit issued by the Issuing Lender for the account of the Borrower in accordance with the terms of Section 2.06.



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           "Letter of Credit Fee" shall have the meaning assigned to such term in Section 2.05(d)(i).

           "LOC Committed Amount" shall have the meaning assigned to such term in Section 2.06.

           "LOC Documents" shall mean, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

           "LOC Obligations" shall mean, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

     SUBPART 2.2. Amendment to Section 2.01(a). Subparagraph (iii) of Section 2.01(a) of the Credit Agreement is amended in its entirety to read as follows:

           (iii) in addition to the limitations set forth in the preceding subparagraphs (i) and (ii), in no event shall the sum of Revolving Loans outstanding plus Competitive Loans outstanding plus Swingline Loans outstanding plus LOC Obligations outstanding exceed the Revolving Committed Amount.

     SUBPART 2.3. Amendment to Section 2.01(e)(i). Section 2.01(e)(i) of the Credit Agreement is amended in its entirety to read as follows:

            SECTION 2.01.  Revolving Loans.

                                   * * * * *

            (e) Amortization of Certain Loans.

                 (i) To the extent exceeding an amount equal to $175,000,000 minus the aggregate LOC Obligations outstanding, the principal balance of the Revolving Loans, Competitive Loans and Swingline Loans, if any, outstanding as of the date of reduction of the Revolving Committed Amount required pursuant to the terms of
            Section 2.04(a)(ii) shall be payable in sixteen (16) equal consecutive quarterly installments on the last day of each March, June, September and December commencing with the first of such dates to occur after the date of such reduction of the Revolving Committed Amount (each such date referred to herein as a "Term Loan Amortization Date" and the last such date referred to herein as




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            the "Term Loan Termination Date").  The Revolving Loans,
            Competitive Loans and/or Swingline Loans subject to amortization under the preceding sentence shall be referred to collectively as the "Term Loans". The Term Loans may be comprised of Base Rate Loans and Eurodollar Loans as the Borrower may elect in accordance with the provisions hereof, and amounts repaid or prepaid on the Term Loans may not be reborrowed.

     SUBPART 2.4. Amendment to Section 2.02(a). Subparagraph (ii) of Section 2.02(a) of the Credit Agreement is amended in its entirety to read as follows:

           (ii) the sum of Revolving Loans outstanding plus Competitive Loans outstanding plus Swingline Loans outstanding plus LOC Obligations outstanding shall not at any time exceed the Revolving Committed Amount.

     SUBPART 2.5. Amendment to Section 2.03(a). Subparagraph (ii) of Section 2.03(a) of the Credit Agreement is amended in its entirety to read as follows:

           (ii) the sum of Revolving Loans outstanding plus Competitive Loans outstanding plus Swingline Loans outstanding plus LOC Obligations outstanding shall not exceed at any time the Revolving Committed Amount.

     SUBPART 2.6. Amendment to Section 2.04(a)(i). Section 2.04(a)(i) of the Credit Agreement is amended in its entirety to read as follows:

           SECTION 2.04. Termination and Reduction of Commitments; Commitment Increase Event.

           (a) Termination and Reduction.

                 (i) The Borrower may from time to time permanently reduce or terminate the aggregate Revolving Committed Amount in whole or in part (in minimum aggregate amounts of the lesser of $5,000,000 or the full remaining amount of the Revolving Committed Amount) upon three Business Days' prior written notice to the Agent; provided, however, no such termination or reduction shall be made which would reduce the Revolving Committed Amount to an amount less than the sum of Revolving Loans outstanding plus Competitive Loans outstanding plus Swingline Loans outstanding plus LOC Obligations outstanding. The Agent shall promptly notify each of the Lenders of receipt by the Agent of any notice from the Borrower pursuant to this Section 2.04(a)(i).




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


     SUBPART 2.7. Addition of Section 2.05(d). The following subsection (d) is added to Section 2.05 of the Credit Agreement:

            SECTION 2.05.  Fees.

                                   * * * * *

            (d) Letter of Credit Fees.

                 (i) Letter of Credit Issuance Fee. In consideration of the issuance of Letters of Credit hereunder, the Borrower promises to pay to the Agent for the account of each Lender a fee (the "Letter of Credit Fee") on such Lender's Commitment Percentage of the average daily maximum amount available to be drawn under each such Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration equal to the Applicable Margin for the Letter of Credit Fee. The Letter of Credit Fee will be payable quarterly in arrears on the last day of each March, June, September and December for the immediately preceding quarter (or a portion thereof) and on the Maturity Date.

                 (ii) Issuing Lender Fees. In addition to the Letter of Credit Fee payable pursuant to clause (i) above, the Borrower promises to pay to the Issuing Lender for its own account a fee (the "Issuing Lender Fee") on the average daily maximum amount available to be drawn under each Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration equal to 12.5 basis points. The Issuing Lender Fee will be payable quarterly in arrears on the last day of each March, June, September and December for the immediately preceding fiscal quarter (or a portion thereof) and on the Maturity Date.

     SUBPART 2.8. Addition of Section 2.06. The following Section 2.06 is added to the Credit Agreement:

           2.06  Letter of Credit Subfacility.

           (a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require, the Lenders will participate in the issuance by the Issuing Lender from time to time of such standby Letters of Credit in Dollars from the Closing Date until the Maturity Date as the Borrower may request, in a form acceptable to the Issuing Lender; provided, however, that (i) the LOC Obligations outstanding shall not at any time exceed THIRTY MILLION DOLLARS ($30,000,000) (the "LOC Committed Amount") and (ii) in no event shall the sum of Revolving Loans outstanding plus Competitive Loans outstanding plus Swingline Loans outstanding plus LOC Obligations outstanding at any time exceed the aggregate Revolving Committed Amount. No Letter




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      of Credit shall (x) have an original expiry date more than one year from the date of issuance or (y) as originally issued or as extended, have an expiry date extending beyond the Termination Date. Each Letter of Credit shall comply with the related LOC Documents. The issuance and expiry date of each Letter of Credit shall be a Business Day.

           (b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted by the Borrower to the Issuing Lender at least three (3) Business Days prior to the requested date of issuance. The Issuing Lender will, at least quarterly and more frequently upon request, disseminate to each of the Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the beneficiary, the face amount, expiry date as well as any payment or expirations which may have occurred.

           (c) Participation. Each Lender, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Letter of Credit and the obligations arising thereunder, in each case in an amount equal to its pro rata share of the obligations under such Letter of Credit (based on the respective Commitment Percentages of the Lenders) and shall absolutely, unconditionally and irrevocably be obligated to pay to the Issuing Lender and discharge when due, its pro rata share of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit, each such Lender shall pay to the Issuing Lender its pro rata share of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) hereof. The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

           (d) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrower. Unless the Borrower shall immediately notify the Issuing Lender that the Borrower intends to otherwise reimburse the Issuing Lender for such drawing, the Borrower shall be deemed to have requested that the Lenders make a Revolving Loan in the amount of the drawing as provided in subsection (e) hereof on the related Letter of Credit, the proceeds of which will be used to satisfy the related reimbursement obligations. The Borrower promises to reimburse the Issuing Lender on the day of drawing under any Letter of Credit (either with the proceeds of a Revolving Loan obtained hereunder or otherwise) in same day funds. If the Borrower shall fail to reimburse the Issuing Lender as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the


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      Base Rate plus two percent (2%).  The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of setoff, counterclaim or defense to payment the Borrower may claim or have against the Issuing Lender, the Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower to receive consideration or the legality, validity, regularity or unenforceability of any Letter of Credit. The Issuing Lender will promptly notify the other Lenders of the amount of any unreimbursed drawing and each Lender shall promptly pay to the Agent for the account of the Issuing Lender in Dollars and in immediately available funds, the amount of such Lender's pro rata share of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Issuing Lender if such notice is received at or before 2:00 P.M. (Charlotte, North Carolina time) otherwise such payment shall be made at or before 12:00 Noon (Charlotte, North Carolina time) on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to the Issuing Lender in full upon such request, such Lender shall, on demand, pay to the Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date that such Lender is required to make payments of such amount pursuant to the preceding sentence, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each Lender's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations of the Borrower hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Lender to the Issuing Lender, such Lender shall, automatically and without any further action on the part of the Issuing Lender or such Lender, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Lender) in the related unreimbursed drawing portion of the LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the Borrower with respect thereto.

           (e) Repayment with Revolving Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, a Revolving Loan advance to reimburse a drawing under a Letter of Credit, the Agent shall give notice to the Lenders that a Revolving Loan has been requested or deemed requested by the Borrower to be made in connection with a drawing under a Letter of Credit, in which case a Revolving Loan advance comprised of Base Rate Loans (or Eurodollar Loans to the extent the Borrower has complied with the procedures of Section 2.01(b)(i) with respect thereto) shall be immediately made to the Borrower by all Lenders (notwithstanding any termination of the Commitments pursuant to Section 9.02) pro rata based on the respective Commitment Percentages of the Lenders (determined before giving effect to




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      any termination of the Commitments pursuant to Section 9.02) and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each such Lender hereby irrevocably agrees to make its pro rata share of each such Revolving Loan immediately upon any such request or deemed request in the amount, in the manner and on the date specified in the preceding sentence notwithstanding
      (i) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 5.02 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required hereunder, (v) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (vi) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of any Bankruptcy Event), then each such Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Issuing Lender such participation in the outstanding LOC Obligations as shall be necessary to cause each such Lender to share in such LOC Obligations ratably (based upon the respective Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to
      Section 9.02)), provided that at the time any purchase of participation pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Issuing Lender, to the extent not paid to the Issuer by the Borrower in accordance with the terms of subsection (d) hereof, interest on the principal amount of participation purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to, if paid within two (2) Business Days of the date of the Revolving Loan advance, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate.

           (f) Renewal, Extension. The renewal or extension of any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

           (g) Uniform Customs and Practices. The Issuing Lender may have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (the "UCP"), in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof.

           (h) Indemnification; Nature of Issuing Lender's Duties.

                 (i) In addition to its other obligations under this Section 2.06, the Borrower hereby agrees to pay, and protect, indemnify, and save each Lender





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

            (including the Issuing Lender) harmless from and against, any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that any may incur or be subject to as a consequence, direct or indirect, of
            (A) the issuance of any Letter of Credit or (B) the failure of any Lender (including the Issuing Lender) to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called "Government Acts").

                 (ii) As between the Borrower and the Lenders (including the
            Issuing Lender), the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. No Lender (including the Issuing Lender) shall be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;
            (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;
            (D) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (E) for any consequences arising from causes beyond the control of such Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

                 (iii) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Lender (including the Issuing Lender), under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Lender under any resulting liability to the Borrower or any other Credit Party. It is the intention of the parties that this Agreement shall be construed and applied to protect and indemnify each Lender (including the Issuing Lender) against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower, including, without limitation, any and all Government Acts. No Lender (including the Issuing Lender) shall, in any way, be liable for any failure by such Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of such Lender.

                 (iv) Nothing in this subsection (h) is intended to limit the reimbursement obligations of the Borrower contained in subsection
            (d) above.





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

            The obligations of the Borrower under this subsection (h) shall survive the termination of this Agreement. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of any Lender (including the Issuing Lender) to enforce any right, power or benefit under this Agreement.

                 (v) Notwithstanding anything to the contrary contained in this subsection (h), the Borrower shall have no obligation to indemnify each Lender (including the Issuing Lender) in respect of any liability incurred by such Lender (A) arising solely out of the gross negligence or willful misconduct of such Lender, as determined by a court of competent jurisdiction, or (B) caused by such Lender's failure to pay under any Letter of Credit after presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, as determined by a court of competent jurisdiction, unless such payment is prohibited by any law, regulation, court order or decree.

           (i) Responsibility of Issuing Lender. It is expressly understood and agreed that the obligations of the Issuing Lender hereunder to the Lenders are only those expressly set forth in this Agreement and that the Issuing Lender shall be entitled to assume that the conditions precedent set forth in Section 5.02 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Section 2.06 shall be deemed to prejudice the right of any Lender to recover from the Issuing Lender any amounts made available by such Lender to the Issuing Lender pursuant to this Section 2.06 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Lender.

           (j) Conflict with LOC Documents. In the event of any conflict between this Agreement and any LOC Document (including any letter of credit application), this Agreement shall control.

     SUBPART 2.9. Amendment to Section 3.05(a). Section 3.05(a) of the Credit Agreement is amended in its entirety to read as follows:

           SECTION 3.05. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Lender, or shall impose on such Lender or the London interbank market any other condition affecting this Agreement, such Lender's Commitment, any Loan made by such Lender or any Letter of Credit, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining such Loan or issuing or participating in such Letter of Credit or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender in accordance with paragraph (c) below upon demand such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

     SUBPART 2.10.  Amendment to Section 4.01.  The third sentence of Section
4.01 of the Credit Agreement is amended in its entirety to read as follows:

      The Borrower shall, at the time it makes any payment under this Agreement, specify to the Agent the Loans, LOC Obligations, Fees or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Agent shall distribute such payment to the Lenders in such manner as the Agent may determine to be appropriate in respect of obligations owing by the Borrower hereunder, subject to the terms of Section 4.02).

     SUBPART 2.11.  Amendment to Section 4.02.  The first sentence of Section
4.02 of the Credit Agreement is amended in its entirety to read as follows:

           SECTION 4.02. Except to the extent otherwise provided herein, each Revolving Loan and Term Loan, each payment or prepayment of principal of any Revolving Loan, Term Loan or reimbursement obligations arising from drawings under Letters of Credit, each payment of interest on the Revolving Loans, Term Loans or reimbursement obligations arising from drawings under Letters of Credit, each payment of Unused Fees, each payment of the Letter of Credit Fee, each reduction and increase of the Revolving Committed Amount and each conversion or extension of any Revolving Loan, shall be allocated pro rata among the Lenders in accordance with their respective Commitment Percentages.

     SUBPART 2.12. Amendment to Section 4.03. Section 4.03 of the Credit Agreement is amended in its entirety to read as follows:

           SECTION 4.03. Sharing of Payments. The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan, LOC Obligations or other obligation owing to such Lender under this Agreement through the exercise of a right of set-off, banker's lien, counterclaim or otherwise in excess of its pro rata share as provided for in this Agreement, such Lender shall promptly purchase from the other Lenders a participation in such Loans, LOC Obligations and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of set-off, banker's lien, counterclaim or otherwise as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including set-off, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan, LOC Obligation or other obligation in the amount of such participation. Except as otherwise expressly provided in this Agreement, if any Lender or the Agent shall fail to remit to the Agent or any other Lender an amount payable by such Lender or the Agent to the Agent or such other Lender pursuant to this Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Lender at a rate per annum equal to the Federal Funds Effective Rate.

     SUBPART 2.13. Amendment to Section 5.02. Section 5.02 of the Credit Agreement is amended in its entirety to read as follows:

           SECTION 5.02. Each Loan. The obligations of each Lender to make, convert or extend any Loan (including the obligation of the Swingline Lender to make any Swingline Loan) and of the Issuing Lender to issue or extend Letters of Credit are subject to satisfaction of the following conditions in addition to satisfaction on the Closing Date of the conditions set forth in Section 5.01:

                 (a) (i) In the case of any Revolving Loan, the Agent shall have received an appropriate Notice of Borrowing or Notice of Extension/Conversion; (ii) in the case of any Competitive Loan, the applicable Competitive Loan Lender shall have received an appropriate notice of acceptance of its related Competitive Bid;
            (iii) in the case of any Swingline Loan, the Swingline Lender shall have received an appropriate notice of borrowing in accordance with the provisions of Section 2.03(b)(i); (iv) in connection with the conversion or extension of any portion of a Term Loan, the Agent shall have received an appropriate notice of such conversion or extension; and (v) in the case of any Letter of Credit, the Issuing Lender shall have received an appropriate request for issuance in accordance with the provisions of Section 2.06(b);

                 (b) The representations and warranties set forth in Article VI shall be true and correct in all material respects as of such date (except for those which expressly relate to an earlier date);

                 (c) There shall not have been commenced against the Borrower an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Borrower or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded; and

                 (d) No Default or Event of Default shall exist and be
            continuing either prior to or after giving effect thereto.

      The delivery of each Notice of Borrowing and each Notice of Extension/Conversion, each request for a Competitive Bid pursuant to a Competitive Bid Request, each request for a Swingline Loan pursuant to
      Section 2.03(b)(i) and each request for a Letter of Credit pursuant to
      Section 2.06(b) shall constitute a representation and warranty by the Borrower of the correctness of the matters specified in subsections (b),
      (c) and (d) above.

     SUBPART 2.14. Amendment to Section 7.10. Section 7.10 of the Credit Agreement is amended in its entirety to read as follows:

           SECTION 7.10. Use of Proceeds. The proceeds of the Loans hereunder shall be used, subject to the terms of Section 8.05 and Section 8.07, to refinance existing indebtedness of the Borrower under the Existing Credit Agreement and for the working capital and the general corporate purposes (including, without limitation, acquisitions) of the Borrower and its Subsidiaries. The Letters of Credit shall be used (i) to provide security for the Borrower's indemnity obligations under that certain Agreement and Plan of Reorganization, dated as of March 31, 1994, by and among Ralston Purina Company, certain of its wholly-owned subsidiaries and the Borrower or (ii) for or in connection with appeal bonds, reimbursement obligations arising in connection with surety and reclamation bonds, reinsurance and obligations not otherwise aforementioned relating to transactions entered into by the applicable account party in the ordinary course of business.

     SUBPART 2.15. Amendments to Section 7.11(a) and (b). Sections 7.11(a) and (b) of the Credit Agreement are amended in their entireties to read as follows:

           SECTION 7.11.  Financial Covenants.

           (a) Consolidated Debt Coverage Ratio. The Borrower shall cause the Consolidated Debt Coverage Ratio to be no greater than (i) at the Calculation Date occurring on December 31, 1996, 4.00 to 1.00 and (ii) at each Calculation Date thereafter, 3.25 to 1.00.

           (b) Consolidated Interest Coverage Ratio. The Borrower shall cause the Consolidated Interest Coverage Ratio to be no less than (i) at the Calculation Date occurring on December 31, 1996, 1.50 to 1.00 and (ii) at each Calculation Date thereafter, 3.00 to 1.00.

     SUBPART 2.16. Amendment to Section 9.01(a). Section 9.01(a) of the Credit Agreement is amended in its entirety to read as follows:

           SECTION 9.01. Events of Default. Each of the following shall be an event of default (each an "Event of Default") hereunder:

            (a) Payment.  The Borrower shall

                 (i) default in the payment when due of any principal of any of the Loans or any reimbursement obligations arising from drawings under the Letters of Credit, or

                 (ii) default, and such default shall continue for five (5) or more days, in the payment when due of any interest on the Loans or on any reimbursement obligations arising under drawings under Letters of Credit, or of any Fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith or therewith; or

                                   * * * * *

     SUBPART 2.17. Amendment to Section 9.02. Section 9.02 of the Credit Agreement is amended in its entirety to read as follows:

           SECTION 9.02. Acceleration; Remedies. Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived by the Lenders or cured to the satisfaction of the Lenders (pursuant to the voting procedures in Section 11.08), the Agent, upon the request of the Required Lenders, shall, by written notice to the Borrower, take any of the following actions without prejudice to the rights of the Agent or any Lender to enforce its claims against the Borrower, except as otherwise specifically provided for herein:

                 (i) Termination of Commitments.  Declare the Commitments
            terminated whereupon the Commitments shall be immediately terminated.

                 (ii) Acceleration of Loans.  Declare the unpaid principal of and any accrued interest in respect of all Loans, any reimbursement obligations arising from drawings under Letters of Credit, all accrued and unpaid Fees and other indebtedness or obligations of any and every kind owing by the Borrower to any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                 (iii) Cash Collateral.  Direct the Borrower to pay (and the
            Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 9.01(d), it will immediately pay) to the Agent additional cash, to be held by the Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credit then outstanding.

                 (iv) Enforcement of Rights.  Enforce any and all rights and interests created and existing under the Credit Documents and all rights of set-off.

      Notwithstanding the foregoing, if an Event of Default specified in
      Section 9.01(d) shall occur, then the Commitments shall automatically terminate and all Loans, all reimbursement obligations arising from drawings under Letters of Credit, all accrued interest in respect thereof, all accrued and unpaid Fees and other indebtedness or obligations of any and every kind owing by the Borrower to any of the Lenders hereunder automatically shall immediately become due and payable without the giving of any notice or other action by the Agent.

     SUBPART 2.18.  Amendment to Section 10.10.  The second sentence of Section
10.10 of the Credit Agreement is amended in its entirety to read as follows:

      Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigations into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make Loans hereunder, to participate in Letters of Credit hereunder and to enter into this Agreement.

     SUBPART 2.19. Amendment to Section 11.02. Section 11.02 of the Credit Agreement is amended in its entirety to read as follows:

           SECTION 11.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Lenders and shall survive the making of Loans by the Lenders hereunder and the issuance of the Letters of Credit by the Issuing Lender hereunder, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as any Loans, LOC Obligations or any amounts are outstanding under this Agreement or any of the other Credit Documents and so long as the Commitments have not been terminated.

     SUBPART 2.20.  Amendment to Section 11.07.  Subparagraph (iii) of Section
11.07 of the Credit Agreement is amended in its entirety to read as follows:

           (iii) indemnify each Lender, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or reasonable out-of-pocket expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not any Lender is a party thereto) related to the entering into and/or performance of any Credit Document, to the use of proceeds of any Loans hereunder, to the use of any Letters of Credit hereunder, to the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified).

     SUBPART 2.21.  Amendment to Section 11.08.  The final sentence of Section
11.08 of the Credit Agreement is amended in its entirety to read as follows:

      No provision of Section 2.03 may be amended without the consent of the Swingline Lender, no provision of Section 2.06 may be amended without the consent of the Issuing Lender and no provision of Article X may be amended without the consent of the Agent.

     SUBPART 2.22. Amendment to Section 11.11. Section 11.11 of the Credit Agreement is amended in its entirety to read as follows:

           SECTION 11.11. Survival of Indemnification. All indemnities set forth herein, including, without limitation, in Section 2.06(h), 3.05, 3.07, 4.04, 10.09 or 11.07 shall survive the execution and delivery of this Agreement, and the making of the Loans, the issuance of the Letters of Credit, the repayment of the Loans, LOC Obligations and other obligations and the termination of the Commitments hereunder.


                                    PART III
                          CONDITIONS TO EFFECTIVENESS

     SUBPART 3.1.  Effective Date.  The agreements of the parties set forth in
Part II of this Amendment shall be and become effective as of the date hereof (the "Effective Date") when all of the conditions set forth in this Part III shall have been satisfied.

     SUBPART 3.1.1. Execution of Counterparts of Amendment. The Agent shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of the Borrower, the Agent and each of the Lenders.

     SUBPART 3.1.2.  Representations and Warranties, Etc.

     (a) After giving effect to the amendments contained herein, the representations and warranties contained in Article VI of the Credit Agreement shall be true and correct in all material respects on and as of the Effective Date (except for those which expressly relate to an earlier date).

     (b) After giving effect to the amendments contained herein, no Default or Event of Default shall exist on and as of the Effective Date.

     SUBPART 3.1.3. Other Documents. The Agent shall have received such other documentation as the Agent may reasonably request in connection with the foregoing.


                                    PART IV
                                 MISCELLANEOUS

     SUBPART 4.1. Cross-References. References in this Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment.

     SUBPART 4.2. Instrument Pursuant to Credit Agreement. This Amendment is a Credit Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

     SUBPART 4.3. References in Other Credit Documents. At such time as this Amendment shall become effective pursuant to the terms of Subpart 3.1, all references in the Credit Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended by this Amendment.

     SUBPART 4.4. Survival. Except as expressly modified and amended in this Amendment, all of the terms and provisions and conditions of the Credit Agreement shall remain unchanged.

     SUBPART 4.5. Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

     SUBPART 4.6. Entirety. This Amendment, the Credit Agreement and the other Credit Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof. The Credit Documents represent the final agreement between the parties relating to such subject matter and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

     SUBPART 4.7. Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NORTH CAROLINA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

     SUBPART 4.8. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.



         [The remainder of this page has been left blank intentionally]

Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


BORROWER:            RALCORP HOLDINGS, INC.
---------

                     By:
                     -------------------------------------------------
                     Name:
                     -------------------------------------------------
                     Title:
                     -------------------------------------------------


LENDERS:             NATIONSBANK, N.A., individually in its
---------            capacity as a Lender and in its capacity as Agent


                     By:
                     -------------------------------------------------
                     Name:
                     -------------------------------------------------
                     Title:
                     -------------------------------------------------


                     BANK OF AMERICA, NATIONAL TRUST
                     AND SAVINGS ASSOCIATION


                     By:
                     -------------------------------------------------
                     Name:
                     -------------------------------------------------
                     Title:
                     -------------------------------------------------


                     THE BANK OF NEW YORK

                     By:
                     -------------------------------------------------
                     Name:
                     -------------------------------------------------
                     Title:
                     -------------------------------------------------


                     THE BOATMEN'S NATIONAL BANK
                     OF ST. LOUIS

                     By:
                     -------------------------------------------------
                     Name:
                     -------------------------------------------------
                     Title:
                     -------------------------------------------------



                             [Signatures Continue]

                     THE FIRST NATIONAL BANK OF CHICAGO

                     By:
                     -------------------------------------------------
                     Name:
                     -------------------------------------------------
                     Title:
                     -------------------------------------------------


                     TORONTO-DOMINION (TEXAS), INC.

                     By:
                     -------------------------------------------------
                     Name:
                     -------------------------------------------------
                     Title:
                     -------------------------------------------------


                     WACHOVIA BANK OF GEORGIA, N.A.

                     By:
                     -------------------------------------------------
                     Name:
                     -------------------------------------------------
                     Title:
                     -------------------------------------------------


                     MERCANTILE BANK OF ST. LOUIS
                     NATIONAL ASSOCIATION

                     By:
                     -------------------------------------------------
                     Name:
                     -------------------------------------------------
                     Title:
                     -------------------------------------------------


                     CREDIT SUISSE

                     By:
                     -------------------------------------------------
                     Name:
                     -------------------------------------------------
                     Title:
                     -------------------------------------------------

                     By:
                     -------------------------------------------------
                     Name:
                     -------------------------------------------------
                     Title:
                     -------------------------------------------------